UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          March 14, 2006
                       -------------------
         Date of Report (Date of earliest event reported)


                       LIONS PETROLEUM INC.
      -----------------------------------------------------
      (Exact name of registrant as specified in its charter)

        Delaware                   000-30285                  N/A
----------------------------      ------------         ------------------
(State or other jurisdiction      (Commission            (IRS Employer
    of incorporation)             File Number)         Identification No.)


600 17th Street, Suite 2800 South, Denver, Colorado          80202
---------------------------------------------------    -------------------
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (720) 359-1604
                                                     ---------------

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

                     Section 8 - Other Events

Item 8.01 Other Events

On February 9, 2005, Lions Petroleum Inc. ("Lions") issued special warrants to its shareholders to effectively spin-off the operations of Pure Energy Visions Corporation, formerly Energy Ventures Inc. (Canada) ("Pure Energy Canada"). The special warrants provided for an expiration date of the earlier of the date of issuance of a receipt by the Ontario Securities Commission for a final prospectus of Pure Energy Canada related to the underlying common shares of the special warrants, or the date 18 months from the September 20, 2004 date of issuance, which is March 20, 2006.

On March 14, 2006, Lions' board of directors adopted and approved the amendment of the expiry date of the special warrants to the earlier of:
..    the date of issuance of a receipt by the Ontario Securities Commission for Pure Energy Canada's final prospectus related to the common shares of Pure Energy Canada to be distributed upon exercise of the special warrants; and
..    the date that is 21 months from the September 20, 2004 date of issuance of the special warrants, which is April 20, 2006.

The special warrants were issued in September 2004 and one special warrant was granted to each Lions shareholder for each share of Lions common stock then held by that shareholder. Each special warrant entitled the holder to acquire, without any additional consideration, common shares of Pure Energy Canada. Each special warrant entitles the holder to acquire one (1) common share of Pure Energy Canada for each one (1) common share of Lions held by the shareholder.

Lions' board of directors approved the amendment of the expiration date to allow Pure Energy Canada sufficient time to satisfy additional information requests from the Ontario Securities Commission related to the preliminary prospectus that it filed with that commission.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LIONS PETROLEUM INC.

                              /s/ Dale M. Paulson
Date: April 5, 2006        By:  ______________________________________
                              Dale M. Paulson, President